UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

INDIA GLOBALIZATION CAPITAL, INC.

(Exact name of registrant as specified in charter)

Maryland	001-32830	20-2760393
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10224 Falls Road, Potomac, Maryland 20854

(Address of principal executive offices) (Zip Code)

(301) 983-0998

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 par value	IGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2022, Ram Mukunda and Congressman James Moran were elected to India Globalization Capital’s (the “Company”) Board of Directors at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”), to serve as Class C directors, until the 2025 annual meeting of stockholders, and Ms. Claudia Grimaldi was elected to the Company’s Board of Directors at the Annual Meeting, to serve as a Class A director, until the 2023 annual meeting of stockholders, in each case until such directors’ respective successors shall be duly elected and qualified, or until such directors’ earlier death, resignation or removal from office.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On September 9, 2022, at the Annual Meeting, the Company’s stockholders (i) elected Ram Mukunda and Congressman James Moran to the Company’s Board of Directors to serve as Class C directors, until the 2025 annual meeting of stockholders and elected Ms. Claudia Grimaldi to the Company’s Board of Directors to serve as a Class A director until the 2023 annual meeting of stockholders; (ii) ratified the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2023 fiscal year; and (iii) approved the grant of 3,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the Company’s Board of Directors, pursuant to certain metrics including performance, vesting, and incentive as set by the Company’s Board of Directors and/or the CEO.

The total number of shares of the Company’s common stock voted in person or by proxy at the Annual Meeting was 35,103,116 shares, representing approximately 67.40% of the 52,084,353 shares outstanding and entitled to vote at the Annual Meeting. We received a total of 11,861,428 broker non-votes. Each director nominee was elected, and each other matter submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote. The final voting results for each proposal are set forth below.

1.	Election of Directors.

Nominee	For	Against	Abstain	Broker non-votes
Ram Mukunda	22,161,108	0	1,080,580	11,861,428
Congressman James Moran	23,025,884	0	215,804	11,861,428
Claudia Grimaldi	22,384,149	0	857,539	11,861,428

2.	Proposal to ratify the appointment of Manohar Chowdhry & Associates as the Company’s independent registered public accounting firm for the 2023 fiscal year.

For	Against	Abstain
34,908,173	145,384	49,559

3.

Approval of the grant of 3,000,000 shares of common stock to be granted from time to time to the Company’s current and new employees, advisors, directors, and consultants by the Company’s Board of Directors, pursuant to certain metrics including performance, vesting, and incentive as set by the Company’s Board of Directors and/or the CEO.

For	Against	Abstain	Broker non-votes
21,421,955	1,784,961	34,772	11,861,428

4.	The proposal to adjourn the meeting to a later date was not necessary or appropriate because there were sufficient votes to approve the other proposals.

Item 8.01.         Other Events.

On September 9, 2022, India Globalization Capital held the Annual Meeting, as previously scheduled. All the proposals passed. A copy of the press release announcing the results of the Annual Meeting voting is attached hereto as Exhibit 99.1.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 9, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDIA GLOBALIZATION CAPITAL, INC.

Dated: September 9, 2022	By:	/s/ Claudia Grimaldi
Name: Claudia Grimaldi
Title: Vice-president & Chief Compliance Officer (Principal Financial Officer)